UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
PENWEST PHARMACEUTICALS CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

          The Company is using the following set of slides in presentations in connection with the proxy solicitation for its 2010 Annual Meeting of Shareholders.

NASDAQ: PPCO Focused Business Plan and Execution: Driving Shareholder Value June 2010

Forward-Looking Statements The matters discussed herein contain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which may cause the actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “may,” “could,” and forward-looking statements. Important factors that could cause results to differ materially include the following: risks relating to the commercial success of Opana® ER , including our reliance on Endo Pharmaceuticals Inc. for the commercial success of Opana® ER , risks of generic competition and risks that Opana® ER will not generate the revenues anticipated; the need for capital; regulatory risks relating to drugs in development, including the timing and outcome of regulatory submissions and regulatory actions with respect to A0001; whether the results of clinical trials will be indicative of the results of future clinical trials and will warrant further clinical trials, warrant submission of an application for regulatory approval of, or warrant the regulatory approval of, the product that is the subject of the trial; whether the patents and patent products and technology; actual and potential competition; and other risks as set forth under the caption Risk Factors in Penwest’s 10-Q filed with the Securities andQuarterly Report on Form Exchange Commission on May 10, 2010, which risk factors are incorporated herein by reference. The forward-looking statements contained in this presentation speak only as of the date of the statements made. Penwest disclaims any intention or obligation to update any forward-looking statements, and these statements should not be relied upon views as of any date subsequent to the date of this presentation. TIMERx ® is a registered trademark of Penwest. All other trademarks referenced herein are the property of their respective owners. 2

Information Concerning Participants Information required to be disclosed with nominees, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to solicitation of proxies from its shareholders in connection with its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) Proxy Statement for its 2010 Annual Meeting of Shareholders, as filed with the SEC on May 17, 2010 (the “2010 Proxy Statement”) Shareholders may obtain a free copy of the 2010 Proxy Statement and other documents (when available) that the Company files www.sec.gov. Shareholders may also obtain a free copy of these documents by writing the Company at: Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 2981 Route 22, Suite 2, Patterson, New York 12563. We have circulated a WHITE proxy card together with the 2010 Proxy Statement. We urge shareholders to vote FOR our nominees on the WHITE proxy card and not to sign or return a gold or other colored proxy card to the Company. 3

Agenda Overview Jennifer Good, President & CEO Business Plan and Execution Jennifer Good Board Focus on Shareholder Value David Meeker, MD Board Member 2010 Nominating and Governance Committee, Anne VanLent Conclusions Chair, Nominating and Governance Committee Conclusion Jennifer Good 4

Overview

Overview of Issues in Proxy Contest Penwest at a critical point; needs steady experienced hand Now is not the time for change Current team has been successful implementing its plan Worked cooperatively with Tang and Edelman since their election and seriously considered their viewpoints Focused business plan is delivering performance and shareholder value Tang and Edelman don t have any new headcount cuts Fight is about control who leads Penwest at Board and CEO level 6

Penwest Proxy Contest What a Difference a Year Makes Last year s contest We presented our 2009 focused business plan Explained why we thought we could build shareholder value in short term and long term Wind down did not make sense We were proven right! Achieved our 2009 goals Stock appreciated 102% from 12/31/08 to 12/31/09 and 138% through 4/23/10 (day before the proxy contest announced) Tang and Edelman now recognize our assets may have value as evidenced by their plan 7

2009/2010 Stock Performance Execution of focused Plan has created value for our shareholders $4.00 138% $3.74 $3.50 22% $3.00 $2.92 102% $2.59 $2.50 $2.00 $1.57 $1.50 $1.00 Dec 31, 2008 Dec 31, 2009 April 23, 2010 May 28, 2010 date prior to announcement of proxy contest 8

Business Plan and Execution

Penwest 2009 Key Milestones Strong Execution! Opana® ER Increasing sales by our partner Endo X Additional issued patents Signed ex-U.S. marketing collaboration A0001 Completed Phase Ib multiple ascending dose safety study in healthy volunteers with data by end of Q2 09 Conducted six month preclinical tox program Initiated Phase IIa clinical trial in patients in Selected additional NCE from Edison entitled to under agreement Drug Delivery Completed 2 additional technology licensing deals Advanced 3 compounds currently under development Financial Continued to aggressively manage costs Managed Company to ensure 2009 financial guidance is met 10

Penwest Highlights of Progress Over Past Year Posted 3 consecutive quarters of Guided for full year profitability in 2010 Continued maximizing the value of Opana® ER with Endo Pharmaceuticals through: Ex-U.S. licensing collaboration Generic patent litigation and patent prosecution Advanced development of A0001 through Phase I and initiated two Phase IIa trials Grew drug delivery business by signing additional collaborations as well as successfully achieving development milestone Continued cost cutting efforts Board announced its intent to authorize a special cash dividend of $0.50 -$0.75 per share in the fourth quarter of 2010; intends to consider additional cash dividends as the 11

Company focused on 3 key business areas: 1. Opana® ER treatment for chronic, moderate-to-severe pain Marketed in U.S. by Endo (launched in 2006) Generating a significant royalty to Penwest ($7.2 million in Q1 2010) Partnered with Valeant Pharmaceuticals for Canada, Australia, New Zealand 2. A0001 being developed for Friedreich s Two Phase IIa trials initiated Data expected Q3 2010 3. Drug delivery technology licensing and formulation work utilizing our proprietary TIMERx® extended release technology Two key multi-drug partnerships: Otsuka and Alvogen 12

2010 Business Plan Working closely with Endo to maximize the value of Opana® ER Completing both Phase IIa trials of A0001, analyzing the data and making a “go/no -go” decision Exploring potential licensing opportunities for A0001 in anticipation of the completion of the Phase IIa trials Growing our drug delivery business both by completing formulation work on compounds under development and by signing additional deals Continuing to aggressively manage expenses to ensure our costs are appropriate given our priorities 13

Opana® ER Overview Developed using TIMERx® Penwest s technology Marketed by Endo Pharmaceuticals Indication: For the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time Opana® ER 2008 2009 Q1 2010 Endo s net sales $143 m $173m $49.8m Penwest royalty $5 m $19m $7.2m 14

Opana® ER TRx Demand Continuing Strong Growth Trend TRx Opana® ER Quarterly TRx Volume 180,000 160,000 140,000 120,000 100,000 80,000 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 ‘10 15

Opana® ER Financials U.S. Penwest receives tiered royalty based on annual U.S. net sales of Opana® ER 22% up to $150m in sales 25%+ increasing in regular increments with net sales Top rate of 30% on sales Recorded $7.2m of royalty revenue for Agreed to repay $28M in unfunded development costs through a temporary 50% royalty reduction after payments commenced Completed this obligation during Q1 10; royalty rates full going forward 16

Opana® ER Outside U.S. Worldwide rights ex-U.S. jointly owned with Endo Economics to be shared 50/50 In June 09, announced Valeant for Canada, Australia and New deal with Zealand Seeking collaborations in Europe, South America and Asia 17

Opana® ER Patent Status Multiple generic filers in the U.S. Original filers: IMPAX, Actavis, Sandoz, Barr Recent filers: Watson, Roxanne (running 2 1/2 years behind) Penwest and Endo have sued all generic filers Settled with Actavis in 2009 and Barr/Teva in Q1 10 Impax recently received tentative approval on its ANDA First 30-month stay ends June 14, 2010 (IMPAX) Latest issued patent expires in September 2013 Endo and Penwest prosecuting multiple additional patent applications

A0001: átocopherolquinone O HO C CH3 H3 CH3 CH3 H3C CH3 H3C CH3 O Coenzyme Q class of drugs, with improved bioavailability Marketed in the 70 s in France for Preclinical assays suggest strong potency and Phase I demonstrated good drug pharmacokinetics Targeting development in two mitochondrial disorders: o Friedreich s Ataxia o MELAS Syndrome

A0001: Friedreich’s Currently no approved therapies in U.S. or Europe Severe genetic disorder Degeneration of nerve and muscle tissue, loss of muscle control Impaired movements, muscle wasting Thickening of heart walls (cardiomyopathy) Caused by reduced level of fraxtaxin (key protein in mitochondria) Onset 5-15 years, reduced life expectancy Estimate approximately 20,000 patients in North America and Europe Chronic disorder, requires life-long treatment

Phase IIa Friedreich’s n=30 Patients 14 Days 28 Days High Dose A0001 Moderate Dose Placebo Control Single site Children s Hospital of Double blind, randomized, placebo-controlled parallel group study Initiated trial in December 2009; expect to complete trial by end of Endpoints: Primary Change in Disposition Index of Glucose Regulation Secondary Various including biomarkers, Timed 25 foot walk test, 9-hole Peg Test, etc.

A0001: MELAS Syndrome Currently no approved therapies in U.S. or Europe Rare, progressive, genetic neurodegenerative disorder Involves multiple system organs including CNS, skeletal, muscle, eye and cardiac muscle Presentation typically occurs with stroke-like symptom Onset typically 4-15 years of age Estimate 20,000 25,000 patients in North America and Europe Chronic disorder, requires life-long treatment

Phase IIa “MELAS” n=21 Patients 14 Days 28 Days High Dose A0001 Placebo Control Single site, Newcastle, UK Double blind, randomized, placebo-controlled parallel group study Initiated February 10. by end of Q3 10 Expect to Endpoints: Primary — metabolic imaging, functional assessments, and a number of patient/clinician-rated scales relevant in the treatment of MELAS

A0001: Development To Date & Plan Safety Completed Phase I safety program Completed 6-month preclinical tox program Established initial safety in animals and healthy volunteers Phase IIa Initiated Phase IIa trials in Expect to complete studies by end In parallel with development, we will be exploring potential licensing opportunities for A0001 in anticipation of the completion of Phase IIa trials

A0001: Why are we excited? Proven Business Model in Orphan Diseases Significant unmet medical need; supports pricing Market exclusivity through orphan drug protection (U.S. 7 years, Europe 10 years) Receptive regulatory environment worldwide Well-organized medical communities through patient advocacy groups Established Initial Proof of Safety Seeking Proof of Biological Activity Good preclinical science supporting efficacy in targeted diseases We believe Phase IIa data could boost value of A0001; we will stop development if data does not support continuing

Drug Delivery Technologies Our oral controlled release technologies can be customized to deliver drugs via a wide range of desired release profiles Valuable technology successfully used with Opana® ER Oral controlled release technology based on Dual-delivery system a natural gum matrix. which can release Releases drug at the drugs or isomers at desired time and site two different rates. in the GI tract. Releases drug in upper GI tract.

Drug Delivery Technology Licensing Pursuing technology licensing collaborations with companies utilizing our extended release technologies and formulation expertise. Typical deal consists of: Growing Revenues: Signing fee $2.5M Reimbursement of our development costs Revenue covers costs of R&D salaries and $1.0M fixed overhead Success-based development milestones High single digit royalties $200k 2007 2008 2009 Good momentum in this business

Current Drug Delivery Collaborations Signed 4 collaborations using TIMERx ® for lifecycle management of marketed products Signed 2 deals in 2009 October 2009 announced successful proof of principal in Phase I study of formulation under first Otsuka deal Several formulations currently in ongoing clinical trials Alvogen, Inc Signed multi-drug generics agreement in April 2010 Companies will select up to 5 compounds to develop over next two years Work underway on first compound

Cost Cutting Efforts and Financial Overview

Details of Cost Cutting Effort Reduced headcount from 76 to 38 employees, or 50%, as we have focused the business plan Consolidated two office locations into one Narrowed the R&D portfolio to most promising opportunity in A0001 Drug delivery collaborations provide reimbursement of R&D salaries and fixed overhead Eliminated all non-essential spend

Financially Solid 2010 Guidance 2008 2009 2010% Actual Actual Guidance Change Revenues $9m $24m $43-$45m 83% S,G &A $12m $9m $6.5-$7.5m (22)% R&D $21m $12m $10.5-$11.5m (8)% Net Loss $(27)m $ (1.5)m Profitable Weighted avg shares o/s 31.9m Improvement in revenues being driven by increased revenues from both Opana® ER and drug delivery collaborations 42% reduction in SG&A and R&D expenses over past 2 years

Balance Sheet March 31, 2010 Cash $11.5m Line of Credit to be repaid by Sept 2010 $2.7m No capital required to execute business plan in 2010 Board announced intent to authorize a special cash dividend of $0.50 — $0.75/share in Q4 10 credit

Board Focus on Shareholder Value

Board Focus on Shareholder Value 2007 Focused effort to bring on new Board members; 50% of 2009 Board is new Jan. 2009 Announced focused business plan in response to challenging economic conditions and shareholder concerns Jan.-Dec. 2009 Significantly reduced headcount and expenses to support more focused business plan Q1 2010 Announced intent to declare special cash dividend of $0.50-$0.75 per share in Q4 2010 Board keenly focused on execution of this plan

This is Not an Entrenched Board 2004 2005 2006 2007 2008 2009 Hamachek Henel Henel Hennessey Hennessey Freiman Goyan Hennessey Hennessey Staniforth Staniforth VanLent Henel Staniforth Staniforth Freiman Freiman Drake Hennessey Freiman Freiman VanLent VanLent Good Staniforth VanLent VanLent Drake Drake Meeker Freiman Drake Drake Good Good Bianchi VanLent Good Meeker Meeker Tang O Shea O Shea Edelman Bianchi Bianchi -Directors added since 2005

Strong Balanced Working Board Directors have diverse skills including various functional expertise from the industry as well as representation Board members are independent of each other Checks and balances exist Represents the perspectives of all shareholders Since Tang and Edelman joined the Board, the Board has worked cooperatively and seriously considered their input in its deliberations and decisions

2010 Nominating & Governance Committee Conclusions

2010 Nomination Process N&G Committee: Anne VanLent, Chair David Meeker Peter Drake 3 directors independent of this Tang and Edelman nominated 3 individuals for consideration Conducted thorough and fair review of each candidate Interviewed 2 of 3 candidates in person Offered compromise proposals Tang and Edelman rejected

Comparison of Candidates Tang Candidates: Board Nominees: John Lemkey Paul E. Freiman CFO at Tang Capital Current Chairman of the Board No operating experience Veteran of the industry Financial background (skills represented on Board) Former Chairman and CEO of Syntex No public company board experience Former biotech CEO for over 10 years Committee concerned about lack of independence from Public and private company board experience, including at Tang Otsuka Roderick Wong, MD Jennifer L. Good Hedge fund manager (skills represented on Board) Current President and CEO No public company board experience Strong executive leadership background with track record College connection to Tang of executing on plan at Penwest Committee concerned about lack of independence from Negotiated multiple deals for Company and completed Tang several financings Key liaison with partners, includingCompany s responsibility for Opana®ER litigation and settlements Saiid Zarrabian Christophe Bianchi, MD, MBA Experience primarily in med-tech and services Current chair of Compensation Committee Committee concerned about lack of independence from Executive Vice President, Head of Commercial Operations Tang at Millennium: The Takeda Oncology Company Multiple years at Sanofi in the U.S and Europe MD in France, MBA from Wharton Strong commercial expertise in pharma

Nominating & Governance Committee Recommendations Committee recommended Board slate of Paul Freiman, Jennifer Good and Christophe Bianchi Recommendation based on: Concern regarding the independence of the Tang and Edelman slate Board nominees had more expertise and experience

Conclusions

Disappointing to be here again a year later We achieved our goals for 2009 track record of execution Stock price has risen significantly Executing on a plan that is similar to the plan they are now proposing Critical decisions/actions upcoming Need right team making these decisions and taking actions Other shareholders have expressed deep concerns with Tang and Edelman control Execution risk Loss of checks and balances and independence Election of Board nominees preserves an equation that is working

Disruptive to the Company Proxy contest has been very costly for the Company and its shareholders Difficult on existing partnerships and negotiations of new collaborations Disruptive to morale of employees who are focused on executing against our plan

Tang and Edelman want Control! Tang and Edelman nominees less qualified; less likely to represent the interests of all shareholders Tang and Edelman have no alternative plan Risk of disrupting execution of focused plan that is working — proxy suggestion of management change and employee downsizing